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                                                                     EXHIBIT 8.3

                                                      DEPARTMENT OF THE TREASURY

INTERNAL REVENUE SERVICE
P.O. BOX 2508
CINCINNATI, OH 45201
                                            Employer Identification Number:
Date:  Apr 9 2001                                 76-0590265

CORAL ENERGY SERVICES INC                   DLN:  17007262005000
1301 MCKINNEY STE 700
HOUSTON, TX 77010-0000                      Person to Contact:
                                                  LARRY GREEN ID# 52007

                                            Contact Telephone Numbers:
                                                  (877) 829-5500

                                            Plan Name:
                                                  CORAL ENERGY SERVICES LLC
                                                  SAVINGS PLAN

                                            Plan Number: 001

Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination is subject to your adoption of the proposed amendments submitted in your letter dated 3/15/01. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

         This determination letter is applicable for the amendment(s) executed on 7/9/99 & 9/1/99.

         This determination letter is also applicable for the amendment(s) dated on 11/15/99 & 8/5/00.

         This determination letter does not apply to the merger, consolidation, or transfer of assets or liabilities of a plan described in Code section 6058(a) to, or with, another plan.

         This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

         At your request, this determination letter does not express an opinion, and may not be relied on with respect to, whether the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations has been satisfied.

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CORAL ENERGY SERVICES LLC              2



         This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

         This letter considers the changes in qualification requirements made by the Uruguay Round Amendments Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996 Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997 Pub. L. 105-34, and the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206.

         The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

         The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

         The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

         We have sent a copy of this letter to your representative as indicated in this power of attorney.

         If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                          Sincerely yours,

                                          /s/ Paul T. Schultz

                                          Paul T. Schultz
                                          Director,
                                          Employee Plans Rulings & Agreements

Enclosures:
Publication 794
Addendum




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CORAL ENERGY SERVICES LLC              3



         This determination letter includes the amendment(s) adopted on 9/7/00 & 9/8/00.